UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2007

TOWER TECH HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-31313 (Commission File Number)	88-0409160 (IRS Employer Identification No.)

100 Maritime Drive, Suite 3C, Manitowoc, Wisconsin 54220

(Address of principal executive offices) (Zip Code)

(920) 684-5531

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 24, 2007, the Board of Directors appointed Raymond L. Brickner III as President; Daniel P. Wergin as Vice President; and Terence P. Fox as Secretary and General Counsel, to serve until the next annual meeting or such other time as their respective successors may be duly qualified and elected or appointed.

Each of the above is a founder of Tower Tech Systems, Inc., the predecessor to Tower Tech Holdings, Inc. (together, the “Company”), and has been instrumental in the development and growth of the Company since inception. Also, each has been serving as an officer and/or director of the Company.

In connection with the appointments of the above officers, Christopher C. Allie, the Company’s Chairman of the Board of Directors, will no longer serve as an officer of the Company and Terence P. Fox will no longer serve as Vice President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER TECH HOLDINGS INC.
February 22, 2007	By: /s/ Terence P. Fox Terence P. Fox, Secretary and General Counsel

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